MASTR0401

Pricing Speeds:

GROUP1 AND 5: 300 PSA

group2, group4: 250PSA

group3: 275PSA

3A7: super senior;

3A8: senior support;

4A1: super senior;

4A2: senior support

5A13: super senior;

5A14: senior support;

5A1 - 5A8: reatil, 1X1, blue sky

5A5, 5A6, 5A7, 5A8: retail, lottery, death put

3A4 and 3A5: stated maturity tranches;

1ML = 1.12, 0 day delay:

  3A2

initial rate:  1.57000 formula:  1ML + 0.450000 cap: 8.0  floor: 0.45

  3A3

initial rate:  6.43000 formula:  7.550 + -1.000 * 1ML cap:  7.5500 floor: 0.0

  5A16

initial rate:  1.42000 formula:  1ML + 0.300000 cap: 8.000000  floor: 0.3

  5A17

initial rate:  6.58000 formula:  7.700 +  -1.000 * 1ML cap:  7.7000  floor: 0.0

5A9 - 5A12: 1ML = 1.1. 24 day delay

5A10

initial rate:  8.30000  formula:  9.400 +  -1.000 * 1ML cap:  9.400  floor: 3.5

5A9

initial rate:  2.70000  formula:  1ML + 1.6  cap : 7.5  floor: 1.6

5A11

initial rate:  13.78481 formula:  17.231 +  -3.133 * 1ML cap: 22.231  floor: 0.0

5A12

initial rate:  9.00000  formula:  132.750 + -22.500 * 1ML cap:  9.000  floor: 0.0

Paydown Rules;

Group2:

1. Pay 2A1, until retired;

Group3:

Allocate 3A6 accrual amount to 3A4 and 3A5, in that order, and then to 3A6;

1. Pay 3A7 and 3A8, the NASa principal distribution amount;

2. Pay 3A2 and 3A1, pro-rata, until retired;

3. Pay 3A4, 3A5 and 3A6, in that order, until retired;

4. Pay 3A7 and 3A8, pro-rata, until retired;

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent of the non PO scheduled principal amount and

The NAS percent times the NAS prepay shift of the non PO unscheduled principal amount.

The NAS percent will be zero for the first five years and thereafter will be equal to the (3A7 and 3A8) divided by the balance of the Non PO Certificates.

The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

GROUP4:

1. Pay 4A1, 4A2 and 4A3, pro-rata, until retired;

GROUP5:

Paydown Rules:

1. Pay 5A13 and 5A14, the NAS principal distribution amount;

2. Pay the following bonds to their aggregate schedule:

a. Pay 5A15 and 5A16, in the following ratios:62.5% and 37.5% , until 5A15 is reduced to zero;

b. Pay 5A18 and 5A16, in the following ratios: 71.4285724887% and 28.5714275113%, until they are reduced to zero;

c. Pay 5A19, until retired;

3. Pay 5A1, 5A9, 5A10, 5A11, 5A12 and 5A5, pro-rata, until retired;

4. Pay 5A2 and 5A6, pro-rata, until retired;

5. Pay 5A3 and 5A7, pro-rata, until retired;

6. Pay 5A4 and 5A8, pro-rata, until retired;

7. Pay the bonds in step 2. , but w/o regard to their addregate schedule balance;

8. Pay 5A13 and 5A14, until retired;

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent of the non PO scheduled principal amount and

The NAS percent times the NAS prepay shift of the non PO unscheduled principal amount.

The NAS percent will be zero for the first five years and thereafter will be equal to the (5A13 and 5A14) divided by the balance of the Non PO Certificates.

The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.